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                                                                     EXHIBIT 5.1

              STATEMENT DETAILING COMPUTATION OF PER SHARE EARNINGS

       For the year ended July 31, 2007 per audited Financial Statements:

    - net income (loss)                                      ($2,526,524)

Weighted Average Number of Shares
Outstanding Calculated as follows:              13,094,288
                                                ==========

                            WEIGHTED AVERAGE
NUMBER OF SHARES   WEIGHT   NUMBER OF SHARES
12,818,189          0.814      10,430,143
14,318,189          0.186       2,664,145
                               ----------
                               13,094,288

Income (Loss) Per Share                                           ($0.19)

For the year ended July 31, 2006 per audited Financial Statements:

    - net income (loss)                                      $(3,926,921)

Weighted Average Number of Shares
Outstanding Calculated as follows:              12,818,189
                                                ==========

                            WEIGHTED AVERAGE
NUMBER OF SHARES   WEIGHT   NUMBER OF SHARES
12,818,189           1.00      12,818,189
                               ----------
                               12,818,189

Income (Loss) Per Share                                          $($0.31)